Exhibit 99.2

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of Seabridge Gold Inc. and further agree that this Joint Filing Agreement shall be included as an exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided, however, that no party is responsible for the completeness or accuracy of the information concerning any other party making the filing, unless such party knows or has reason to believe that such information is inaccurate.

     This Joint Filing Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Joint Filing Agreement supersedes and replaces the Joint Filing Agreement dated April 1, 2009, among FCMI Financial Corporation, Pan Atlantic Bank and Trust Limited, Albert Friedberg and Nancy Friedberg.

     IN WITNESS WHEREOF, the parties have executed this Joint Filing Agreement on November 18, 2009.

FCMI FINANCIAL CORPORATION                FRIEDBERG GLOBAL-MACRO HEDGE FUND LTD.

By: /s/ Henry Fenig                           By: FCMI CORPORATE SERVICES
    ---------------------------------         (CAYMAN) LTD., Sole Director
Name:  Henry Fenig
Title: Executive Vice President               By: /s/ Albert D. Friedberg
                                                  ------------------------------
PAN ATLANTIC BANK AND TRUST LIMITED           Name:  Albert D. Friedberg
                                              Title: Director
By: /s/ Robert Bourque
    ---------------------------------     ALBERT D. FRIEDBERG, INDIVIDUALLY
Name:  Robert Bourque
Title: Managing Director                  /s/ Albert D. Friedberg
                                          --------------------------------------
FRIEDBERG MERCANTILE GROUP LTD.           Name: Albert D. Friedberg

By: /s/ Henry Fenig                       NANCY FRIEDBERG, INDIVIDUALLY
    ---------------------------------
Name:  Henry Fenig                        /s/ Nancy Friedberg
Title: Chief Financial Officer and        --------------------------------------
       Vice President                     Name: Nancy Friedberg